Exhibit 10.89

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

50,000 SHARES – JOSEPH B. HAYEK

This Restricted Stock Award Agreement (this “Agreement”) is made effective as of September 25, 2019 (the “Grant Date”) by and between Worthington Industries, Inc. (the “Company”) and Joseph B. Hayek (the “Participant”).

Section 1. Award of Restricted Stock.

The Company hereby grants the Participant an award of 50,000 restricted common shares of the Company (the “Restricted Stock”). The Restricted Stock is subject to the terms and conditions described in the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”) and this Agreement.

Section 2. Vesting.

(a) General. Subject to Section 3, the Restricted Stock will vest if both the Time Based Vesting Condition and the Performance Condition are met within the Award Period (as defined below).

(b) Time Based Vesting Condition. The Restricted Stock will meet the Time Based Vesting Condition on the fifth annual anniversary of the Grant Date (September 25, 2024); provided that the Participant has continuously remained an employee of the Company or a subsidiary of the Company through such date.

(c) Performance Based Vesting Condition. The Performance Condition will be met if during any 90-consecutive-calander-day period falling within the Award Period (as defined below), the reported closing price of the Company’s Shares equals or exceeds $65.00 per Share. Meeting of the Performance Condition is subject to certification by the Committee that the foregoing performance criteria have been established and the Performance Condition applicable to the Restricted Stock have been met on the date as of which such certification is made.

The Restricted Stock will be forfeited if the conditions for vesting set forth in Section 2 or Section 3 are not met by the end of the Award Period.

The “Award Period” is the period beginning on the Grant Date and ending on the fifth anniversary of the Grant Date.

Section 3. Accelerated Vesting.

(a) Death or Disability. Any unvested Restricted Stock generally is forfeited if the Participant terminates employment due to death or disability as determined by the Committee, but (i) the Committee, in its sole discretion, may cause all or a portion of the Restricted Stock to vest as of the date of termination due to death or disability, as determined by the Committee; and (ii) the Committee shall cause all of the Restricted Stock to vest as of the date of termination due to death or disability, as determined by the Committee, if the Performance Condition has been met, but not the Time Based Vesting Condition.

(b) Change in Control. If there is a Change in Control and within two years thereafter the Participant’s employment is terminated by the Company without “cause” or by the Participant “due to an adverse change in the terms of the Participant’s employment” (as those terms are defined in rules adopted by the Committee), any unvested Restricted Stock (to the extent not then forfeited) will become fully vested on the date employment is terminated. The provisions of this Section 3(b) will apply in lieu of the provisions of Section 10 of the Plan. For purposes of clarity, no unvested Restricted Stock will vest if the Participant’s termination occurs after the end of the Award Period.

(c) Termination Without Cause. If the Company terminates the Participant’s employment without “Cause” after the Performance Condition has been met, but before the Time Based Vesting Condition has been met, the Restricted Stock will fully vest as of the date of such termination of employment. “Cause” shall mean the Participant’s (i) willful and continued failure to substantially perform assigned duties; (ii) gross misconduct; (iii) material breach of any term of any material agreement with the Company or any subsidiary, including this Agreement; (iv) conviction of (or plea of no contest or nolo contendere to) (A) a felony or (B) a crime other than a felony, which involves a breach of trust or fiduciary duty owned to the Company or any subsidiary; or (v) material violation of the Company’s code of conduct or any other policy of the Company or any subsidiary that applies to the Participant.

Section 4. Restrictions on Transferability.

Until the Restricted Stock becomes vested as described in Section 2 or Section 3, the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

Section 5. Rights Before Vesting.

Before the Restricted Stock vests, (a) the Restricted Stock will be held in escrow by the Company; (b) the Participant may exercise full voting rights associated with the Restricted Stock; and (c) the Participant will be entitled to all dividends and other distributions paid with respect to the Restricted Stock, but such dividends and other distributions will be held in escrow by the Company and will be subject to the same restrictions, terms and conditions as the Restricted Stock to which they relate.

Section 6. Settlement.

If the applicable terms and conditions of this Agreement are satisfied, the Restricted Stock will be released from any transfer restrictions or delivered to the Participant with reasonable promptness after all applicable restrictions have lapsed. Any fractional shares of Restricted Stock will be settled in cash based upon the Fair Market Value of a Common Share on the settlement date.

The issuance of Shares will be subject to the satisfaction of the Company’s counsel that such issuance will be in compliance with applicable Federal and state securities laws. Any Shares delivered under the Plan will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Section 7. Withholding.

The Company is authorized to withhold in respect of the Restricted Stock, the amount of withholding taxes due in respect of vesting of such Restricted Stock and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may establish procedures for election by the Participant to satisfy such withholding taxes by delivery of, or directing the Company to retain, Shares that would otherwise be deliverable upon vesting of the Restricted Stock.

Section 8. Non-Competition.

In the event that the Participant terminates employment with the Company for any reason whatsoever, and within 18 months after the date thereof becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or any subsidiary of the Company or with any business in which the Company or any subsidiary of the Company has a substantial interest as determined by the Committee, the Committee, in its sole discretion, may require the Participant to return to the Company the economic value of the Restricted Stock which is realized or obtained (measured as of the date on which the Restricted Stock vested) by the Participant at any time during the period beginning on that date which is six months prior to the date of the Participant’s termination of employment with the Company.

Section 9. Other Terms and Conditions.

(a) Beneficiaries. The Participant may designate a beneficiary to receive any Restricted Stock that is unsettled in the event of the Participant’s death. If no beneficiary is designated, the Participant’s beneficiary will be the Participant’s surviving spouse and, if there is no surviving spouse, the Participant’s estate.

(b) No Guarantee of Employment. The granting of Restricted Stock will not confer upon the Participant any right to continued employment with the Company, nor will it interfere in any way with the right of the Company to terminate the employment of the Participant at any time, with or without cause.

(c) Governing Law. This Agreement will be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the State of Ohio.

(d) Rights and Remedies Cumulative. All rights and remedies of the Company and of the Participant enumerated in this Agreement will be cumulative and, except as expressly provided otherwise in this Agreement, none will exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(e) Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(f) Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance will be determined to be invalid or unenforceable, then such determination will not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions will remain in full force and in effect.

(g) Entire Agreement. This Agreement, together with the Notice of Grant and the Plan, which are incorporated herein by reference, constitutes the entire agreement between the Company and the Participant in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No officer, director, employee or other servant or agent of the Company, and no servant or agent of the Participant, is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement will be binding upon any party hereto unless contained in a writing signed by the party to be charged.

(h) Restricted Stock Subject to the Plan. The Restricted Stock is subject to the terms and conditions described in this Agreement and the Plan, which is incorporated by reference into and made a part of this Agreement. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan will govern except as specifically provided in this Agreement. The Committee has the sole responsibility for interpreting the Plan and this Agreement, and the Committee’s determination of the meaning of any provision in the Plan or this Agreement will be binding on the Participant. Capitalized terms that are not defined in this Agreement have the same meaning as in the Plan.

(i) Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Stock (less any purchase price paid for the Restricted Stock). The election will be made on a form provided by the Company and must be filed with the Internal Revenue Service no later than 30 days after the Grant Date. The Participant must seek the advice of the Participant’s own tax advisors as to the advisability of making such an election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock under federal, state, and any other laws, rules and regulations that may be applicable. The Company and its agents have not and are not providing any tax advice to the Participant.

Section 10. Application of Section 280G of the Code.

If the Company determines that any payment or benefit, including any accelerated vesting, due to the Participant under this Agreement in connection with a Change in Control, when combined with any other payment or benefit due to the Participant from the Company or any other entity in connection with such Change in Control, would be considered a “parachute payment” within the meaning of Section 280G of the Code, the payments and benefits due to the Participant under this Agreement may be reduced by the Company to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code, in accordance with rules and procedures which may be established by the Committee.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Grant Date set forth above.

PARTICIPANT WORTHINGTON INDUSTRIES, INC.

/s/Joseph B. Hayek By: /s/Dale T. Brinkman

Signature Dale T. Brinkman

Joseph B. Hayek Its: Vice President - Secretary

Printed Name

Dated: September 25, 2019 Dated: September 25, 2019